Exhibit 99.1

Herbalife Ltd. Announces First Quarter 2015 Results and Raises Full Year Guidance

  First quarter adjusted1 EPS of $1.29 per diluted share exceeded guidance and reported EPS of $0.92 per diluted share increased 24% compared to $0.74 per diluted share in the first quarter a year ago.
  Worldwide net sales of $1.1 billion declined 12% due to the unfavorable impact of currency exchange rates; net sales excluding currency impact grew 4% compared to the prior year period.
  Raises FY’15 adjusted diluted EPS guidance to a range of $4.30 to $4.60.

LOS ANGELES--(BUSINESS WIRE)--May 5, 2015--Herbalife Ltd. (NYSE: HLF) today reported first quarter net sales of $1.1 billion. While local currency net sales grew by 4%, reported net sales declined 12% primarily due to the unfavorable impact of currency exchange rates. Adjusted1 earnings for the quarter were $1.29 per diluted share compared to $1.50 per diluted share for the same period in 2014. On a reported basis, the company announced first quarter net income of $78.2 million, or $0.92 per diluted share, compared to $74.6 million, or $0.74 per diluted share for the same period in 2014. First quarter 2015 diluted EPS was negatively impacted by a $0.442 currency headwind.

First quarter 2015 reported net income was negatively impacted by $36.3 million in pre-tax charges, or $0.30 per diluted share after tax, related to the devaluation of the Venezuelan Bolivar. During the first quarter, the company remeasured its Bolivar-denominated monetary assets and liabilities at the SIMADI rate.

For the quarter that ended March 31, 2015, the company generated $161.1 million net operating cash flow, and invested $15.4 million in capital expenditures.

Michael Johnson, chairman and CEO stated, “Our performance this quarter was above our expectations and has resulted in us increasing our full year 2015 guidance.”

Johnson continued, “As reflected in our record sales leader retention results, we remain confident that we are building a stable foundation for volume and sales growth, driving long-term shareholder value creation, and providing an even better experience for our millions of Members and our customers throughout the world.”

_____________
1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.
2 Excludes the impact of Venezuela price increases tied to FX rate movements.

First Quarter and 2015 Key Metrics3,4

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	1Q'15	Yr/Yr % Chg	1Q'15	Yr/Yr % Chg
North America	297.8	-11%	77,480	4%
Asia Pacific	265.9	-12%	74,767	4%
EMEA	228.4	13%	69,256	28%
Mexico	203.4	-8%	65,340	3%
South & Central America	210.5	-8%	62,971	2%
China	113.7	25%	20,277	22%
Worldwide Total	1,319.7	-4%	357,465	8%

Regional Net Sales and FX Impact

Region	Reported Net Sales 1Q '15 (mil)	Growth/Decline including FX	Growth/Decline excluding FX
North America	$226.7	-9%	-8%
Asia Pacific (ex. China)	$242.8	-13%	-10%
EMEA	$186.4	-12%	14%
Mexico	$123.6	-13%	-2%
South & Central America	$161.7	-34%	16%
China	$164.2	21%	23%
Worldwide Total	$1,105.4	-12%	4%

_______________
3 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.
4 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

2015 Outlook

Guidance for the second quarter includes an unfavorable impact from currency exchange rates of approximately $0.40 per diluted share, inclusive of approximately $0.14 resulting from Venezuela. Full year 2015 guidance includes a currency headwind of approximately $1.26 per diluted share, including approximately $0.45 from Venezuela.

Based on current business trends the company’s second quarter 2015 and full year 2015 guidance is as follows:

	Three Months Ending		Twelve Months Ending
	June 30, 2015		December 31, 2015
	Low	High	Low	High
Volume Point Growth vs 2014	(7.5%)	(4.5%)	(4.0%)	(1.0%)
Net Sales Growth vs 2014	(13.5%)	(10.5%)	(9.5%)	(6.5%)
Adjusted Diluted EPS	$1.05	$1.15	$4.30	$4.60
Cap Ex ($ millions)	$20.0	$30.0	$120.0	$140.0
Effective Tax Rate	28.0%	30.0%	28.0%	30.0%
Currency Adjusted(a) Net Sales Growth vs 2014	(3.0%)	0.0%	(0.5%)	2.5%
Currency Adjusted EPS (a)	$1.45	$1.55	$5.55	$5.85
Free Cash Flow ($ millions) (b)			$440.0	$470.0

(a) Excludes the impact of Venezuela price increases tied to FX rate movements.
(b) Free Cash Flow equals Cash Flow from operations less Capital Expenditures.

Guidance excludes the impact of legal and advisory services and expenses relating to challenges to the company’s business model, including expenses related to an FTC Civil Investigative Demand or CID, the impact of non-cash interest costs associated with the company’s Convertible Notes and the expenses incurred related to the effort to recover costs related to the re-audits that occurred in 2013. Forward guidance is based on the average daily exchange rates of the first two weeks of April. With respect to Venezuela, the guidance assumes a SIMADI rate of 192 to 1 for the remainder of 2015 and excludes the potential impact of the recent and any future devaluation of the Venezuelan Bolivar and future repatriation, if any, of existing cash balances in Venezuela.

First Quarter 2015 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, May 5, 2015 at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 18313228). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 18313228). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a 35-year-old global nutrition company that sells weight-management, nutrition and personal care products intended to support a healthy lifestyle. Herbalife products are sold in more than 90 countries to and through a network of independent members. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of financial and other information about the company at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• our relationship with, and our ability to influence the actions of, our Members;

• improper action by our employees or Members in violation of applicable law;

• adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our Members;

• product liability claims;

• whether we will purchase any of our shares in the open markets or otherwise; and

• share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/2015	3/31/2014

North America	$226.7	$247.8
Mexico	123.6	142.7
South and Central America	161.7	244.7
EMEA	186.4	211.2
Asia Pacific	242.8	280.4
China	164.2	135.8
Worldwide net sales	1,105.4	1,262.6
Cost of Sales (5)	215.4	251.2
Gross Profit	890.0	1,011.4
Royalty Overrides	323.0	381.8
Selling, General and Administrative Expenses (6)	431.4	502.1
Operating Income	135.6	127.5
Interest Expense, net	21.5	14.9
Other Expense, net (7)	2.3	3.2
Income before income taxes	111.8	109.4
Income Taxes	33.6	34.8
Net Income	$78.2	$74.6

Basic Shares	82.3	95.4
Diluted Shares	84.6	100.8

Basic EPS	$0.95	$0.78
Diluted EPS	$0.92	$0.74

Dividends declared per share	$-	$0.30

(5) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended March 31, 2015, Cost of Sales includes $1.4 million of inventory write downs related to Venezuela for the three months ended March 31, 2015.
(6) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended March 31, 2015, Selling, General and Administrative Expenses includes $32.6 million and $86.1 million pre-tax unfavorable impact related to the remeasurement of Venezuela Bolivar-denominated assets and liabilities at the SIMADI and SICAD I rate, for the three months ended March 31, 2015 and 2014, respectively.
(7) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended March 31, 2015, Other Expense, net relates to the impairment of investments in Bolivar-denominated bonds.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	Mar 31,	Dec 31,
	2015	2014

ASSETS
Current Assets:
Cash & cash equivalents	$715.5	$645.4
Receivables, net	86.8	83.6
Inventories	335.0	377.7
Prepaid expenses and other current assets	191.8	186.1
Deferred income tax assets	99.1	100.6
Total Current Assets	1,428.2	1,393.4

Property, net	356.7	366.7
Deferred compensation plan assets	29.0	27.4
Other assets	147.9	152.8
Deferred financing cost, net	20.2	22.0
Marketing related intangibles and other intangible assets, net	310.4	310.4
Goodwill	96.5	102.2
Total Assets	$2,388.9	$2,374.9

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$64.8	$72.4
Royalty overrides	218.6	251.0
Accrued compensation	76.1	69.6
Accrued expenses	255.2	252.1
Current portion of long-term debt	419.4	100.0
Advance sales deposits	82.8	70.0
Income taxes payable	52.0	59.7
Total Current Liabilities	1,168.9	874.8

Non-current liabilities
Long-term debt, net of current portion	1,393.4	1,711.7
Deferred compensation plan liability	44.1	42.9
Deferred income tax liabilities	16.8	15.3
Other non-current liabilities	66.9	64.6
Total Liabilities	2,690.1	2,709.3

Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	414.1	409.1
Accumulated other comprehensive loss	(128.2)	(78.2)
Accumulated deficit	(587.2)	(665.4)
Total Shareholders' Deficit	(301.2)	(334.4)

Total Liabilities and Shareholders' Deficit	$2,388.9	$2,374.9

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	3/31/2015	3/31/2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$78.2	$74.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22.9	21.3

Excess tax benefits from share-based payment arrangements	(2.5)	(3.2)
Share-based compensation expenses	11.1	11.0
Non-cash interest expense	12.2	7.2
Deferred income taxes	1.3	(2.3)
Inventory write-downs	4.9	11.0
Unrealized foreign exchange transaction (gain) loss	(18.3)	3.4

Foreign exchange loss from Venezuela currency devaluation	32.6	86.1
Impairments and write-downs relating to Venezuela currency devaluation	3.7	3.2
Other	4.6	1.3
Changes in operating assets and liabilities:
Receivables	(14.4)	(18.0)
Inventories	15.0	14.2
Prepaid expenses and other current assets	10.8	(23.8)
Other assets	(6.2)	(5.2)
Accounts payable	(1.1)	6.2
Royalty overrides	(23.0)	(3.7)
Accrued expenses and accrued compensation	22.5	(12.5)
Advance sales deposits	16.3	17.4
Income taxes	(10.6)	(0.9)
Deferred compensation plan liability	1.1	3.3
NET CASH PROVIDED BY OPERATING ACTIVITIES	161.1	190.6
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(22.8)	(58.5)
Investments in Venezuelan bonds	-	(3.2)
Other	6.1	-
NET CASH USED IN INVESTING ACTIVITIES	(16.7)	(61.7)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	-	(30.4)
Dividends received	-	3.4
Payments for Capped Call Transactions	-	(123.8)
Proceeds from senior convertible notes	-	1,150.0

Principal payments on senior secured credit facility and other debt	(25.0)	(18.8)
Issuance costs relating to long-term debt and senior convertible notes	-	(28.9)
Share repurchases	(9.0)	(694.5)

Excess tax benefits from share-based payment arrangements	2.5	3.2
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	0.4	0.1

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(31.1)	260.3
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(43.2)	(100.3)
NET CHANGE IN CASH AND CASH EQUIVALENTS	70.1	288.9
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	645.4	973.0
CASH AND CASH EQUIVALENTS, END OF PERIOD	$715.5	$1,261.9

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited and unreviewed), (Dollars in Thousands, Except Per Share Data)

In addition to its reported results, the company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended
	3/31/2015	3/31/2014
	(in millions)

Net income, as reported	$78.2	$74.6
Remeasurement and impairment losses relating to Venezuela (8) (9)	25.2	66.6
Expenses incurred responding to attacks on the company's business model (8) (10)	2.9	3.3
Expenses related to the FTC inquiry (8) (11)	2.1	0.7
Expenses incurred for the recovery of re-audit fees (8)	0.1	-
Foreign exchange gain from Euro/USD exposure on intercompany balances (8) (12)	(10.1)	-
Non-cash interest expense and amortization of non-cash issuance costs (8) (13)	10.5	5.8
Net income, as adjusted (14)	$108.8	$151.1

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended
	3/31/2015	3/31/2014

Diluted earnings per share, as reported	$0.92	$0.74
Remeasurement and impairment losses relating to Venezuela (8) (9)	0.30	0.66
Expenses incurred responding to attacks on the company's business model (8) (10)	0.03	0.03
Expenses related to the FTC inquiry (8) (11)	0.02	0.01
Expenses incurred for the recovery of re-audit fees (8)	-	-
Foreign exchange gain from Euro/USD exposure on intercompany balances (8) (12)	(0.12)	-
Non-cash interest expense and amortization of non-cash issuance costs (8) (13)	0.12	0.06
Diluted earnings per share, as adjusted (14)	$1.29	$1.50

(8) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The company plans to update the income tax impact of these items in subsequent interim reporting periods.
(9) Net of $11.1 million and $22.7 million tax benefit for the three months ended Mar 31, 2015 and 2014, respectively.
(10) Net of $1.5 million and $1.0 million tax benefit for the three months ended Mar 31, 2015 and 2014, respectively.
(11) Net of $1.3 million and $0.2 million tax benefit for the three months ended March 31, 2015 and 2014, respectively.
(12) Net of $2.7 million tax expense for the three months ended March 31, 2015.
(13) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(14) Amounts may not total due to rounding.

The following is a reconciliation of total long-term debt to net debt:

	3/31/2015	3/31/2014
	(in millions)

Total long-term debt (current and long-term portion)	$1,812.8	$1,848.3
Less: Cash and cash equivalents	715.5	1,261.9
Net debt	$1,097.3	$586.4

CONTACT:
Herbalife Ltd.
Media Contact:
Julian Cacchioli
VP, Corporate Communications
213.745.0519
or
Investor Contact:
Alan Quan
VP, Investor Relations
213.745.0541